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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in (1) Post-Effective Amendment No. 1 to Registration Statement No. 33-33621 on Form S-8, which constitutes Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8; and (2) Registration Statement No. 333-59727 on Form S-8 of VF Corporation of our report dated June 14, 2002 relating to the financial statements and financial statement schedule of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
Greensboro, NC
June 27, 2002

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